                            STOCK PURCHASE AGREEMENT

                                 by and between

                       Media and Entertainment.com, Inc.,
                      a Nevada corporation (the "Company"),

                                       and

                             Winsonic Holdings Ltd.,
                   a California corporation (the "Purchaser"),

                                   dated as of

                                  July 18, 2003

                                                 Table of Contents

Item                                                                                                            Page
----                                                                                                            ----
1. Sale and Purchase of Purchased Securities......................................................................1
   1.1.     Agreement to Sell and Purchase Purchased Securities...................................................1
   1.2.     Purchase Price........................................................................................1
   1.3.     Closing...............................................................................................1
   1.4.     Closing Conditions....................................................................................1
   1.5.     Escrow................................................................................................3

2. Representations and Warranties of the Company..................................................................4
   2.1.     Organization and Authority............................................................................4
   2.2.     Corporate Power; Binding Effect.......................................................................4
   2.3.     Foreign Qualification.................................................................................5
   2.4.     Subsidiaries..........................................................................................5
   2.5.     Capitalization........................................................................................5
   2.6.     Lawful Issuance.......................................................................................6
   2.7.     SEC Documents.........................................................................................6
   2.8.     Absence of Certain Changes............................................................................6
   2.9.     Properties, Leases, Etc...............................................................................8
   2.10.    Indebtedness..........................................................................................9
   2.11.    Absence of Undisclosed Liabilities....................................................................9
   2.12.    Tax Matters...........................................................................................9
   2.13.    Litigation, Etc......................................................................................10
   2.14.    Safety, Zoning, and Environmental Matters............................................................10
   2.15.    Labor Relations......................................................................................11
   2.16.    Material Contracts...................................................................................11
   2.17.    Employee Benefit Plans...............................................................................13
   2.18.    Potential Conflicts of Interest......................................................................14
   2.19.    Proprietary Information..............................................................................14
   2.20.    Insurance............................................................................................16
   2.21.    Governmental and Other Third-Party Consents..........................................................16
   2.22.    Employment of Officers, Employees....................................................................16
   2.23.    Brokers..............................................................................................16
   2.24.    Compliance with Other Instruments, Laws, Etc.........................................................16
   2.25.    Compliance with Securities Laws......................................................................17
   2.26.    Foreign Corrupt Practices Act........................................................................17
   2.27.    Disclosure...........................................................................................17

3. Representations and Warranties of the Purchaser...............................................................17
   3.1.     Investment Representations...........................................................................17
   3.2.     Organization and Authority...........................................................................18
   3.3.     Corporate Power; Binding Effect......................................................................18
   3.4.     Listed Contracts.....................................................................................18
   3.5.     Litigation, Etc......................................................................................19
   3.6.     Potential Conflicts of Interest......................................................................19
   3.7.     Brokers..............................................................................................19
   3.8.     Compliance with Other Instruments, Laws, Etc.........................................................19
   3.9.     Foreign Corrupt Practices Act........................................................................20
   3.10.    Disclosure...........................................................................................20

4. Covenants.....................................................................................................20
   4.1.     Voting Agreement.....................................................................................20
   4.2.     Non-competition......................................................................................21

5. Restrictions on Transfer......................................................................................22
   5.1.     General Restriction..................................................................................22
   5.2.     Notice of Transfer...................................................................................22
   5.3.     Restrictive Legends..................................................................................22
   5.4.     Termination of Restrictions..........................................................................22

6. Expenses; Indemnification.....................................................................................22

7. Definitions...................................................................................................23
   7.1.     Certain Defined Terms................................................................................23
   7.2.     Terms Defined Elsewhere..............................................................................26

8. Miscellaneous Provisions......................................................................................27
   8.1.     Amendments, Consents, Waivers, Etc...................................................................27
   8.2.     Notices..............................................................................................27
   8.3.     Counterparts.........................................................................................28
   8.4.     Captions.............................................................................................28
   8.5.     Binding Effect and Benefits..........................................................................28
   8.6.     Assignment...........................................................................................28
   8.7.     Construction.........................................................................................29
   8.8.     Further Assurances...................................................................................29
   8.9.     Severability.........................................................................................29
   8.10.    Equitable Relief.....................................................................................29
   8.11.    Entire Agreement.....................................................................................29
   8.12.    Governing Law........................................................................................29

SIGNATURES........................................................................................................1

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "Agreement"), dated as of July 18, 2003, is by and between (i) Media and Entertainment.com, Inc., a Nevada corporation (the "Company"), and (ii) Winsonic Holdings Ltd., a California corporation (the "Purchaser").

         Capitalized terms used and not otherwise defined upon first usage herein are defined in Section 7.1 hereof.

         1. Sale and Purchase of Purchased Securities.

                  1.1. Agreement to Sell and Purchase Purchased Securities. The Company hereby agrees to issue and sell to Purchaser, and Purchaser agrees to purchase, subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth or referred to herein, thirty million (30,000,000) shares of the Company's Common Stock, such number being equal to a fully-diluted 60% of the total number of shares issued and outstanding after giving effect to such issuance and to the potential exercise of all outstanding options and warrants to acquire shares of the Company's Common Stock, and the potential conversion of all outstanding shares of the Company's Preferred Stock (the "Purchased Securities").

                  1.2. Purchase Price.

         The purchase price (the "Purchase Price") for the Purchased Securities will be payable by transfer and assignment of the certain contracts, to be mutually agreed upon by the Company and Purchaser, as described upon Exhibit A annexed hereto (the "Listed Contracts"). The deemed purchase price shall be $.10 per share, which is approximately equal in amount to one hundred fifty (150%) percent of the fair market value of Seller's common stock of seven cents ($0.07) per share, on or about the date, June __, 2003, negotiation of this Agreement commenced. The aggregate purchase price of $3 million shall be equal to $.10 per share multiplied by the 30 million shares of common stock issued to the Purchaser at the Closing (as defined in Section 1.3).

                  1.3. Closing.

         The closing of the purchase and sale of the Purchased Securities (the "Closing") will take place on or before July 31, 2003 at the offices of Snow Becker Krauss P.C., 605 Third Avenue, 25th Floor, New York, New York, or at such other time, date, and place as the Company and the Purchaser may agree following the satisfaction of the last to occur of the conditions precedent to Closing set forth in Section 1.4 below (the date on which the Closing actually occurs, the "Closing Date").

                  1.4. Closing Conditions. The obligation of the Purchaser to purchase the Purchased Securities at Closing and of the Company to sell the Purchased Securities at Closing, is subject to the fulfillment, or the waiver by the applicable party, of each of the following conditions on or before the
Closing:

                  (a) The Company will deliver to Purchaser one or more stock certificates representing the Purchased Securities to be sold to and purchased by the Purchaser pursuant to this Agreement, free and clear of all Liens, which shall be registered in such Purchaser's name in the Company's records.

                  (b) Purchaser will pay for the Purchased Securities delivering to the Company a Bill of Assignment, in substantially the form annexed hereto as Exhibit B, transferring and assigning the Listed Contracts to the Company. Purchaser will deliver to the Company copies of each of the Listed Contracts on or before the Closing.

                  (c) The Company will deliver to the Purchaser each of the following documents:

                           (i) The Registration Rights Agreement, in substantially the form annexed hereto as Exhibit C, duly executed by the Company and the Purchaser and any of its assignees who is to have any registration rights with respect to the Company's securities.

                           (ii) With respect to the Company, (A) a copy of its charter documents, certified as of a date not more than five business days before the Closing Date, by the Secretary of State of the State of Nevada, (B) a certificate of the Secretary of State of the State of Nevada, dated as of a date not more than five business days before the Closing Date, with respect to the legal existence, charter documents on file with the Secretary of State, and good standing of the Company in the State of Nevada, and (C) a certificate of the Secretary of State or equivalent official of each other jurisdiction in which the Company's activities or ownership or leasing of property require it to qualify to do business as a foreign corporation, other than jurisdictions in which the failure to so qualify or be in good standing would not, either in any case or in the aggregate, have a Material Adverse Effect, dated not more than five business days before the Closing Date, with respect to such qualification and the good standing of the Company in such jurisdiction.

                           (iii) With respect to each of the Company's Subsidiaries which is a limited liability company, (A) a certificate of the Secretary of State of such Subsidiary's state of formation, dated as of a date not more than fifteen business days before the Closing Date, with respect to the legal existence, charter documents on file with the Secretary of State, and good standing of such Subsidiary in such state, and (B) a certificate of the Secretary of State or equivalent official of each other jurisdiction in which such Subsidiary's activities or ownership or leasing of
                                    property   require   it  to  qualify  to  do
                                    business  as  a  foreign  limited  liability
                                    company,  other than  jurisdictions in which
                                    the  failure  to so  qualify  or be in  good
                                    standing would not, either in any case or in
                                    the  aggregate,   have  a  Material  Adverse
                                    Effect, dated not more than five business days before the Closing Date, with respect to such qualification and the good standing of the Company in such jurisdiction.

                           (iv) With respect to the Company, a certificate of its secretary, dated the Closing Date, certifying (A) the absence of any amendments to its charter documents (or proceedings therefor) since the date of the certificate referred to in Section 1.4(c)(ii)(A) above,
                                    (B) the  attached  copy of its by-laws  (the
                                    "By-laws") are complete and correct, (C) the
                                    attached   resolutions   of  its   board  of
                                    directors  with respect to the  transactions
                                    hereby   contemplated  or  otherwise  to  be
                                    effected  at  the   Closing,   and  (D)  the
                                    incumbency of its officers and directors.

                           (v) With respect to each of the Company's Subsidiaries which is a limited liability company, a certificate of its managing member, dated the Closing Date, certifying
                                    (A) the  absence  of any  amendments  to its
                                    certificate of organization or formation (or
                                    proceedings  therefor) since the date of the
                                    certificate    referred    to   in   Section
                                    1.4(c)(iii)(A) above, and (B) the attached copy of its operating agreement is complete and correct.

                           (vi)     Evidence  satisfactory to the Purchaser that
                                    (i)  each  member  of the  Company's  senior
                                    management  and any other key  employee,  as
                                    determined  by the  Purchaser,  has executed
                                    and  delivered  to  the  Company  a  general
                                    release from employment  agreement  and/or a
                                    non-solicitation   agreement,  in  form  and
                                    substance  satisfactory  to the  Purchasers;
                                    (ii) Nana Yalley,  and each other  executive
                                    officer whom the  Purchaser  agrees to hire,
                                    has executed and  delivered to the Company a
                                    new employment or consulting  agreement,  in
                                    form  and  substance   satisfactory  to  the
                                    Purchasers; and (iii) each member of the Company's senior management and Roger Paglia has executed and delivered to the Company a lockup agreement in substantially the form amount hereto as Exhibit E.

                           (vii) Evidence that, upon consummation of the transactions contemplated by this Agreement, the Company's Board of Directors will be constituted in accordance with the Agreement.

                           (viii) Copies of each of the material Contracts referred to in Section 2.16 of this Agreement and/or referred to in the Company Disclosure Schedule.

                  (d) The Purchaser shall provide evidence reasonably satisfactory to the Company that immediately subsequent to the Closing the Purchaser shall provide to the Company supporting financial and/or other support personnel as may be required to allow Mr. Yalley the discretion to make operating decisions normally made by the president of a public company, subject to the approval of the Company's Board of Directors, when required.

                  (e) The Company and the Purchaser have executed and delivered a Services Agreement. Under the Services Agreement, the Company will purchase and license from the Purchaser various products and services. The compensation to be paid by the Company for these products and services is 2 million shares of Common Stock of the Company. Upon the Closing, 2 million Shares shall be credited to the number of shares constituting the Purchased Securities, however, such 2 million shares are non-cancelable and are not part of the escrow agreement set forth below.

                  1.5. Escrow.

                  Concurrently   with  the   execution   and  delivery  of  this
         Agreement, the Company shall deliver or cause its transfer agent to deliver to UBS Financial Services, Inc. as Escrow Agent, the Purchased Securities together with duly executed blank stock powers. The Purchased Securities shall be held by the Escrow Agent under an Escrow Agreement, in substantially the form annexed hereto as Exhibit D, entered into between the Company, the Purchaser and the Escrow Agent on this date. All of the Purchased Securities shall be released to the Purchaser if the Company's independent auditors have reviewed and/or
         audited  the   Company's   financial   statements   which
         reflect the recognition of an amount of revenues equal to at least fifty percent (50%) of the Purchase Price which have been derived from the Listed Contracts.

                  In the event that an amount equal to less that 50% of the Purchase Price, however, greater than 25% of the Purchase Price is recorded by the Company on its financial statements as having been derived from the Listed Contracts, then the Purchased Securities shall be released from escrow on a pro rata basis in the same percentage as the fraction of the Purchase Price earned (e.g., 25%) divided by 50%. Any and each such pro rata release from escrow of a portion of the Purchased Securities shall take place as soon as practicable following the filing with the Securities and Exchange Commission of the Company's periodic report for the quarterly or annual period, as the case may be, for each period during which the date on which the milestone for such pro rata release was achieved. Notwithstanding the escrow of the Purchased Securities, the Purchaser shall be entitled to vote the Purchased Securities to the same extent as if the Purchaser retained physical possession of the Purchased Securities. The terms and conditions of the Escrow Agreement are incorporated by reference herein, and should there be any conflict between this Agreement and the Escrow Agreement, the latter shall control.

         2. Representations and Warranties of the Company.

         In order to induce the Purchaser to enter into this Agreement and to purchase the Purchased Securities, the Company hereby represents and warrants to the Purchaser as follows, subject in each case to such exceptions as are set forth in the attached Company Disclosure Schedule in the section thereof numbered and captioned to correspond to the specific representation or warranty to which such exception relates.

                  2.1. Organization and Authority.

         The Company and each of its Subsidiaries is a corporation or limited liability company, as the case may be, duly organized, validly existing, and in good standing under the laws of its state of incorporation, formation or organization, as the case may be. The Company and each of its Subsidiaries has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The minute books of the Company and each of its Subsidiaries have been made available to the Purchaser for inspection and accurately record therein all corporate actions taken by the Board of Directors and stockholders of the Company and each of its Subsidiaries which is a corporation.

                  2.2. Corporate Power; Binding Effect.

         The Company has all requisite power and full legal right to execute and deliver this Agreement and the Ancillary Agreements, and to perform all of its obligations hereunder and thereunder in accordance with the respective terms hereof and thereof. This Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby have been duly approved and authorized by all requisite corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company and constitutes, and each of the Ancillary Agreements, when executed and delivered by the Company at the Closing, will constitute, a legal, valid, and binding obligation of the Company, enforceable against it in accordance with its respective terms. The execution, delivery, and performance by the Company of this Agreement and the Ancillary Agreements in accordance with their respective terms, and the consummation by the Company of the transactions contemplated hereby or thereby, will not result (with or without the giving of notice or the lapse of time or both) in any conflict, violation, breach, or default, or the creation of any Lien, or the termination, acceleration, vesting, or modification of any right or obligation, under or in respect of (x) the charter documents or by-laws of the

Company or any of its Subsidiaries which is a corporation, or the certificate of formation or organization and operating agreement of any of its Subsidiaries which is a limited liability company, (y) any judgment, decree, order, statute, rule, or regulation binding on or applicable to the Company or any of its Subsidiaries, or (z) any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries' assets is or are bound.

                  2.3. Foreign Qualification.

         The Company and each of its Subsidiaries is duly qualified to do business and in good standing as a foreign corporation or foreign limited liability company, as the case may be, in each jurisdiction in which the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary, other than any jurisdictions in which the failure so to qualify or be in good standing would not, either in any case or in the aggregate, have a Material Adverse Effect.

                  2.4. Subsidiaries.

         Each of the Corporation's Subsidiaries is listed in Section 2.4 of the Company Disclosure Schedule. Except as otherwise noted on the Company Disclosure Schedule, the Company owns fifty percent (50%) of the outstanding capital stock, membership interests or other equity interests of each Subsidiary free and clear of all liens, claims and encumbrances, and all right, title or interest of others.

                  2.5. Capitalization.

                  (a) Immediately after the Closing, giving effect to the sale and purchase of the Purchased Securities provided for in this Agreement, the authorized and the outstanding capital stock and securities of the Company will be as set forth in Section 2.5(a) of the Company Disclosure Schedule, and all such outstanding shares of capital stock and securities will be owned (of record and beneficially) by the persons and in the amounts there indicated. All such outstanding shares of capital stock and securities will be duly authorized, validly issued, fully paid, and nonassessable, and free and clear of Liens.

                  (b) Other than with respect to the Purchased Securities, and except as set forth in Section 2.5(b) of the Company Disclosure Schedule, neither the Company, nor any of its Subsidiaries, is bound by, or has any obligation to grant or enter into, any (i) outstanding subscriptions, options, warrants, calls, commitments, or agreements of any character calling for it to issue, deliver, or sell, or cause to be issued, delivered, or sold, any shares of its capital stock, any membership interests or any other equity security, or any securities described in the following clause, or (ii) securities convertible into, exchangeable for, or representing the right to subscribe for, purchase, or otherwise acquire any shares of its capital stock, any membership interests or any other equity security.

                  (c) Other than with respect to the Purchased Securities, this Agreement and the Ancillary Agreements, and except as set forth in Section 2.5(c) of the Company Disclosure Schedule, neither the Company, nor any of its Subsidiaries (i) has any outstanding obligations, contractual or otherwise, to repurchase, redeem, or otherwise acquire any shares of capital stock, membership interests or other equity securities of the Company, (ii) is a party to or bound by, or has knowledge of, any agreement or instrument relating to the voting of any of its securities, or (iii) is a party to or bound by any agreement or instrument under which any person has the right to require it to effect, or to include any securities held by such person in, any registration under the Securities Act.

                  2.6. Lawful Issuance.

         All of the outstanding shares of capital stock, membership interests, and other securities of the Company and each of its Subsidiaries were offered, issued, and sold, and the Purchased Securities have been offered and at the Closing will be issued and sold, in compliance with (i) all applicable preemptive or similar rights of all persons, and (ii) assuming the truthfulness and accuracy of the representations made by the Purchaser in Section 3 hereof, all applicable provisions of the Securities Act and the rules and regulations thereunder, and all applicable state securities laws and the rules and regulations thereunder. No person has any valid right to rescind any purchase of any shares of capital stock or other securities of the Company or any of its Subsidiaries.

                  2.7. SEC Documents.

         The Company has filed each report, schedule, registration statement and definitive proxy statement required to be filed by the Company, with the Commission (the "Company SEC Documents"). As of its filing date (and, with respect to any registration statement, the date on which it was declared effective), each Company SEC Document was in compliance, in all material respects, with the requirements of its form and contained no untrue statement of a material fact and did not omit any statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents complied, at the time of filing with the Commission (and, with respect to any registration statement, at the time it was declared effective), as to form, in all material respects, with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present, in all material respects (subject, in the case of the unaudited statements, to normal, recurring year-end audit adjustments), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended. Since December 31, 2002, there have been no changes in the Company's method of accounting for tax purposes or any other purpose. The consolidated financial statements of the Company and its consolidated Subsidiaries as of December 31, 2002, included in the Company SEC Documents disclose all liabilities of the Company and its consolidated Subsidiaries required to be disclosed therein and contain adequate reserves for taxes and all other material accrued liabilities.

                  2.8. Absence of Certain Changes.

         Since December 31, 2002, there has not been:

                  (a) any (i) acquisition (by purchase, lease as lessee, license as licensee, or otherwise) or disposition (by sale, lease as lessor, license as licensor, or otherwise) by the Company, or any of its Subsidiaries, of any material properties or assets, or (ii) other transaction by, or any agreement or commitment on the part of, the Company, or any of its Subsidiaries, other than in the ordinary course of business, that have not caused and will not cause, either in any case or in the aggregate, a Material Adverse Effect;

                  (b) any material change in the condition (financial or otherwise), properties, assets, liabilities, investments, revenues, expenses, income, operations, business, or prospects of the Company, or any of its Subsidiaries, or in any of their respective relationships with any suppliers, customers, or other third parties with whom any of them has financial, commercial, or other business relationships, other than changes in the ordinary course of business that have not caused and cannot reasonably be expected to cause, either in any case or in the aggregate, a Material Adverse Effect;

                  (c) any transaction or change in compensation by the Company, or any of its Subsidiaries, with any of their respective stockholders, members, directors, officers, or key employees, other than the payment of compensation and reimbursement of reasonable employee travel and other business expenses in accordance with existing employment arrangements and usual past practices;

                  (d) any damage, destruction, or loss, whether or not covered by insurance, that, either in any case or in the aggregate, has caused, or could reasonably be expected to cause, a Material Adverse Effect;

                  (e) any declaration, setting aside, or payment of any dividend or any other distribution (in cash, stock, and/or property or otherwise) in respect of any shares of the capital stock, membership interests, or other securities of the Company or any of its Subsidiaries;

                  (f) any issuance of any shares of the capital stock, membership interests or other securities of the Company or any of its Subsidiaries, or any direct or indirect redemption, purchase, or other acquisition by the Company or any of its Subsidiaries of any shares of their respective capital stock, membership interests or other securities;

                  (g) any change in the officers, directors, key employees, or material independent contractors of the Company or any of its Subsidiaries;

                  (h) any labor trouble or claim of unfair labor practices involving the Company or any of its Subsidiaries, any increase in the compensation or other benefits payable or to become payable by the Company or any of its Subsidiaries to any of their respective Affiliates, or to any of its officers, employees, or independent contractors, or any bonus payments or arrangements made to or with any of such officers, employees, or independent contractors;

                  (i) any forgiveness or cancellation of any debt or claim by the Company or any of its Subsidiaries or any waiver by the Company or any of its Subsidiaries of any right of material value, other than compromises of accounts receivable in the ordinary course of business;

                  (j) any incurrence or any payment, discharge, or satisfaction by the Company or any of its Subsidiaries of any material Indebtedness or any material obligations or material liabilities, whether absolute, accrued, contingent, or otherwise (including without limitation liabilities, as guarantor or otherwise, with respect to obligations of others), other than in the ordinary course of business that have not caused and cannot reasonably be expected to cause, either in any case or in the aggregate, a Material Adverse Effect.

                  (k) any incurrence, discharge, or satisfaction of any Lien (i) by the Company or any of its Subsidiaries, or (ii) on any of the capital stock, membership interests, other securities, properties, or assets owned or leased by the Company or any of its Subsidiaries;

                  (l)      any  change  in  the  financial  or  tax   accounting
                           principles, practices, or methods of the Company or any of its Subsidiaries; or

                  (m) any agreement, understanding, or commitment by or on behalf of the Company or any of its Subsidiaries, whether in writing or otherwise, to do or permit any of the things referred to in this Section 2.8.

                  2.9. Properties, Leases, Etc.

                  (a) Title to Properties; Condition of Personal Properties. The Company and each of its Subsidiaries has (i) good and marketable title to all of the assets and properties owned by it, including without limitation all assets and properties reflected in the Company SEC Documents (in each case excluding any assets and properties sold or otherwise disposed of to persons other than non-Subsidiary Affiliates in the ordinary course of business since December 31,
                           2002) free and clear of all Liens, (ii) valid title to the lessee interest in all assets and properties leased by them as lessee, free and clear of all Liens, and (iii) full right to hold and use all of its assets and properties used in or necessary to its businesses and operations, in each case all free and clear of all Liens, and in each case subject to applicable laws and the terms of any lease under which the Company and each of its Subsidiaries leases such assets or properties as lessee. All such assets and properties are in good condition and repair, reasonable wear and tear excepted, and collectively are adequate and sufficient to carry on the businesses of the Company and each of its Subsidiaries as presently conducted and as proposed to be conducted.

                  (b) No Owned Real Properties. Neither the Company, nor any of its Subsidiaries, owns any real property or any interest (other than a leasehold interest) in any real property.

                  (c) Leased Properties. Section 2.9(c) of the Company Disclosure Schedule sets forth a complete and correct description of all leases of real or personal property under which the Company or any of its Subsidiaries is lessor or lessee. Complete and correct copies of all such leases and all amendments, supplements, and modifications thereto, other than any personal property lease with an annual rent of less than $10,000 and total remaining rental payments of less than $20,000, have been delivered to the Purchaser. Each such lease is valid and subsisting and, to the Company's knowledge, no event or condition exists that constitutes, or after notice or lapse of time or both would constitute, a default thereunder by the Company or any of its Subsidiaries, as the case may be, or, to the Company's knowledge, any other party thereto. The Company's and each of its Subsidiaries' leasehold interests are subject to no Lien, and the Company and each of its Subsidiaries is in quiet possession of the properties covered by their respective leases. The Company has established adequate reserves which are reflected in the Company SEC Documents, for the anticipated costs of any property renovation and repairs to the Company's, or its Subsidiaries', leased premises required to be performed or paid for by it upon termination of any of its leases of real property.

                  2.10. Indebtedness.

         Except as described in Section 2.10 of the Company Disclosure Schedule or disclosed in the Company SEC Documents, immediately after the Closing, neither the Company, nor any of its Subsidiaries, will have any Indebtedness outstanding. Neither the Company, nor any of its Subsidiaries, is in default with respect to any outstanding Indebtedness or any instrument or agreement relating thereto, and no such Indebtedness or any instrument or agreement relating thereto purports to limit the issuance of any securities by the Company or the operation of its business or the business of its Subsidiaries. Complete and correct copies of all instruments and agreements (including all amendments, supplements, waivers, and consents) relating to any Indebtedness of the Company and its Subsidiaries have been furnished to the Purchaser.

                  2.11. Absence of Undisclosed Liabilities.

         Except to the extent reflected or reserved in the Company SEC Documents, or incurred in the ordinary course of business since December 31, 2002 (other than in connection with any transactions with non-Subsidiary Affiliates), neither the Company, nor any of its Subsidiaries, has any material liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due.

                  2.12. Tax Matters.

                  (a) Filing of Tax Returns and Payment of Taxes. Except as described in Section 2.12 of the Company Disclosure Schedule, the Company and each of its Subsidiaries has timely filed all Tax Returns required to be filed by it, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by the Company and each of its Subsidiaries have been paid, and the Company will not be liable for any additional Taxes in respect of any taxable period ending on or before the Closing Date in an amount that exceeds the corresponding reserve therefor, if any, reflected in the accounting records of the Company as of the Closing Date. No claim has ever been made by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not pay Tax or file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Taxes assessed by such jurisdiction. There are no Liens for Taxes (other than current Taxes not yet due and payable) on the assets of the Company or any of its Subsidiaries.

                  (b) Audit History, Extensions, Etc. There is no action, suit, taxing authority proceeding, or audit with respect to any Tax now in progress, pending, or to the best of the Company's knowledge, threatened, against or with respect to the Company or any of its Subsidiaries. No deficiency or proposed adjustment in respect of Taxes that has not been settled or otherwise resolved has been asserted or assessed by any taxing authority against the Company or any of its Subsidiaries. Neither the Company, nor any of its Subsidiaries, has consented to extend the time in which any Tax may be assessed or collected by any taxing authority. Neither the Company, nor any of its
                           Subsidiaries,   has  requested  or
                           been granted an extension of the time for filing any Tax Return to a date on or after the Closing Date.

                  (c) Membership in Affiliated Groups, Etc. Neither the Company, nor any of its Subsidiaries, has ever been a member of any Affiliated Group, or filed or been included in a combined, consolidated, or unitary Tax Return other than a consolidated tax return with respect to the Company and its Subsidiaries only. Neither the Company, nor any of its Subsidiaries, is a party to or bound by any tax sharing or allocation agreement or has any current or potential contractual obligation to indemnify any other person with respect to Taxes.

                  (d) Withholding Taxes. The Company and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, creditor, independent contractor, or other Person.

                  2.13. Litigation, Etc.

         No litigation, arbitration, action, suit, claim, demand, proceeding or investigation (whether conducted by or before any judicial or regulatory body, arbitrator, commission or other person) is pending or, to the Company's knowledge, threatened, against the Company or its Subsidiaries, nor is there any basis therefor known to the Company.

                  2.14. Safety, Zoning, and Environmental Matters.

                  (a) Neither the Company, nor any of its Subsidiaries, is or has been in violation of any applicable statute, law, or regulation relating to occupational health or safety, other than those the violation of which would not, either in any case or in the aggregate, have a Material Adverse Effect, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand , or notice has been filed or commenced against or received by the Company or any of its Subsidiaries alleging any failure by the Company or any of its Subsidiaries to comply with any such statute, law, or regulation, nor is there any basis therefor known to the Company.

                  (b) To the best of the Company's knowledge, none of the real properties presently owned, leased, or operated by the Company or any of its Subsidiaries, nor any leasehold improvements thereto, nor any business conducted by the Company or any of its Subsidiaries thereon, is in violation of any applicable land use or zoning requirements, including without limitation any building line or use or occupancy restriction, any public utility or other easement, any limitation, condition, or covenant of record, or any zoning or building law, code, or ordinance.

                  (c) Neither the Company, nor any of its Subsidiaries, is presently, or has been, in violation of any judgment, decree, order, statute, law, permit, license, rule, or regulation pertaining to environmental matters, including without limitation those arising under any Environmental Laws, other than those the violation of which would not, either in any case or in the aggregate, have a Material Adverse Effect, nor has the Company or any of its Subsidiaries received any written notice alleging any such violation.

                  (d) Neither the Company, nor any of its Subsidiaries, has received any notice or request for information from any third party, including without limitation any federal, state, or local governmental authority, (i) that the Company or any of its Subsidiaries has been identified by the EPA or any state environmental regulatory authority as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B, or under any equivalent state law; (ii) that any Hazardous Substances that the Company or any of its Subsidiaries has generated, transported, or disposed of have been found at any site at which a federal, state, or local agency or other third party has conducted or has ordered it to conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that the Company or any of its Subsidiaries is or will or may be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding arising out of any third party's incurrence of Damages in connection with the release (within the meaning of CERCLA) of any Hazardous Substances or any other environmental matters. No circumstances exist that could reasonably be expected to give rise to any such notice or request for information or to any Damages.

                  2.15. Labor Relations.

         The Company and each of its Subsidiaries is in compliance with all applicable federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, other than those the violation of which would not, either in any case or in the aggregate, have a Material Adverse Effect, and neither the Company, nor any of its Subsidiaries, is engaged in any unfair labor practice. There is no charge pending or, to the best of the Company's knowledge, threatened, against or with respect to the Company or any of its Subsidiaries before any court or agency and alleging unlawful discrimination in employment practices, and there is no charge of or proceeding with regard to any unfair labor practice against the Company or any of its Subsidiaries pending before the National Labor Relations Board. There is no labor strike, dispute, slow-down, or work stoppage pending or, to the Company's knowledge, threatened against or involving the Company or any of its Subsidiaries. None of the employees of the Company or any of its Subsidiaries is covered by any collective bargaining agreement, and no such collective bargaining agreement is currently being negotiated. No one has petitioned and, to the Company's knowledge, no one is now petitioning, for union representation of any employees of the Company. Neither the Company, nor any of its Subsidiaries, has experienced any work stoppage or other material labor difficulty.

                  2.16. Material Contracts.

         Except for the contracts, agreements and other arrangements set forth in Section 2.16 of the Company Disclosure Schedule and contracts, agreements, or other arrangements that have been fully performed and with respect to which neither the Company, nor any of its Subsidiaries, has any further obligations or liabilities, neither the Company, nor any of its Subsidiaries, is a party to or otherwise bound by (i) any agreement, instrument, or commitment that may affect the Company's ability to consummate the transactions contemplated hereby or by the Ancillary Agreements, or (ii) any other material agreement, instrument, or commitment, including without limitation any:

                  (a) agreement for the purchase, sale, lease, or license by or from it of services, products, or assets, requiring total payments by or to it in excess of $100,000 in any instance, or entered into other than in the ordinary course of business;

                  (b) agreement requiring it to purchase all or substantially all of its requirements for a particular product or service from a particular supplier or suppliers, or requiring it to supply all of a particular customer's or customers' requirements for a certain service or product;

                  (c) agreement or other commitment pursuant to which it has agreed to indemnify or hold harmless any other person, other than agreements with respect to the purchase, sale, lease or license from it of services, products or assets in the ordinary course of business;

                  (d) (i) employment agreement providing for annual payments equal to or in excess of $100,000 per annum and/or with a term greater than one (1) year, (ii) consulting agreement providing for annual payments equal to or in excess of $100,000 per annum and/or with a term greater than one (1) year, or (iii) agreement providing for severance payments or other additional rights or benefits (whether or not optional) in the event of the sale or other change in control of it;

                  (e) agreement with any current or former Affiliate, stockholder, member, officer, director, employee, or consultant or with any person in which any such Affiliate has an interest;

                  (f)      joint venture, partnership or teaming agreement;

                  (g) agreement with any domestic or foreign government or agency or executive office thereof or any subcontract between it and any third party relating to a contract between such third party and any domestic or foreign government or agency or executive office thereof;

                  (h)      agreement   imposing   non-competition  or  exclusive
                           dealing obligations on it;

                  (i) agreement with respect to the confidentiality of the Company's or any of its Subsidiaries' Proprietary Information (as described in Section 2.19 hereof), and the assignment to the Company or any of its Subsidiaries of any and all rights employees of the Company or any of its Subsidiaries, respectively, might have to acquire with respect to technology, inventions, developments, etc., developed in connection with this employment with the Company, or any of its Subsidiaries, respectively; and

                  (j) agreement the performance of which is reasonably likely to result in a loss to it.

         The Company has delivered or caused to be delivered to the Purchaser correct and complete copies (or written summaries of the material terms of oral agreements or understandings) of each agreement, instrument, and commitment listed in the Company Disclosure Schedule, each as amended to date. Each such agreement, instrument, and commitment is a valid, binding and enforceable obligation of the Company, or the Company's Subsidiary which is a party thereto, and, to the Company's knowledge, of the other party or parties thereto, and is in full force and effect. Neither the Company, nor any of its Subsidiaries, is nor, to the Company's knowledge, is any other party thereto, (nor is the Company considered by any other party thereto to be) in breach of or noncompliance with any term of any such agreement, instrument, or commitment (nor is there any basis for any of the foregoing), except for any breaches or noncompliances that singly or in the aggregate would not have a Material Adverse Effect. Other than in the ordinary course of business, no claim, change order, request for equitable adjustment, or request for contract price or schedule adjustment, between the Company or any of its Subsidiaries and any supplier, customer or any other person, relating to any agreement, instrument, or commitment listed in the Company Disclosure Schedule is pending or, to the Company's knowledge, threatened, nor is there any basis for any of the foregoing. No agreement, instrument, or commitment listed in the Company Disclosure Schedule, (i) includes or incorporates any provision, the effect of which may be to enlarge or accelerate any of the obligations of the Company or any of its Subsidiaries or to give additional rights to any other party thereto, (ii) will terminate, lapse, or (iii) in any other way be affected, by reason of the transactions contemplated by this Agreement, the effect of which would have a Material Adverse Effect on the Company or any of its Subsidiaries, either individually or in the aggregate.

                  2.17. Employee Benefit Plans.

                  (a) Identification of Plans. Except for the arrangements set forth in Section 2.17 of the Company Disclosure Schedule, neither the Company, nor any of its
                           Subsidiaries, maintains or contributes to any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy or arrangement, whether formal or informal, for the benefit of any director, member, officer, consultant, or employee of any of them, whether active or terminated; nor have any of them ever maintained or contributed to any such plan, policy, or arrangement that was subject to ERISA. Each of the arrangements set forth in Section 2.17 of the Company Disclosure Schedule is herein referred to as an "Employee Benefit Plan."

                  (b) Compliance with Terms and Law. Each Employee Benefit Plan is and has been maintained and operated in compliance in all material respects with the terms of such plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental, or court orders, or governmental rules or regulations in effect from time to time, including but not limited to ERISA and the Code, and applicable to such plan. Each Employee Benefit Plan that is intended to qualify under
                           Section 401(a) of the Code is so qualified.

                  (c)      Absence of Certain Events and Arrangements.

                           (i) There is no pending or, to the Company's knowledge, threatened, legal action, proceeding, or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan, or any fiduciary or service provider thereof and there is no basis for any such legal action or proceeding.

                           (ii) No Employee Benefit Plan, nor any party in interest in respect thereof has engaged in a prohibited transaction that could subject the Company or any of its Subsidiaries, directly or indirectly, to liability under
                                    Section  409 or 502(i)  of ERISA or  Section
                                    4975 of the Code.

                           (iii) No communication, report, or disclosure has been made that, at the time made, did not accurately reflect the terms and operations of any Employee Benefit Plan.

                           (iv) No Employee Benefit Plan provides welfare benefits subsequent to termination of employment to employees or their beneficiaries (except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA).

                           (v) Neither the Company, nor any of its Subsidiaries, has undertaken to maintain any Employee Benefit Plan for any specific period of time and each such plan is terminable at the sole discretion of the Company or its Subsidiary, as the case may be, subject only to such constraints as may be imposed by applicable law.

                           (vi) No Employee Benefit Plan is maintained pursuant to a collective bargaining agreement or is or has been subject to the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code.

                  (d) Funding of Certain Plans. With respect to each Employee Benefit Plan for which a separate fund of assets is or is required to be maintained, full payment has been made of all amounts that, under the terms of each such plan, it is required to have paid as contributions to that plan as of the end of such plan's most recently ended year, and through the Closing hereof.

                  2.18. Potential Conflicts of Interest.

         Neither the Company, nor any of its Subsidiaries, nor any of their respective officers, members, directors, shareholders, or employees, (i) owns, directly or indirectly, any interest (excepting passive holdings for investment purposes of not more than 2% of the securities of any publicly held and traded company) in, or is an officer, director, member, employee, or consultant of, any person that is a competitor, lessor, lessee, customer, or supplier of the Company or any of its Subsidiaries; (ii) owns, directly or indirectly, any interest in any tangible or intangible property used in or necessary to the business of the Company or any of its Subsidiaries; (iii) to the Company's knowledge, has any cause of action or other claim whatsoever against the Company or any of its Subsidiaries, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements; or (iv) owes any amount to the Company or any of its Subsidiaries other than loans between the Company and any of its Subsidiaries.

                  2.19. Proprietary Information.

                  (a) Section 2.19 of the Company Disclosure Schedule lists all patents, patent applications, trademarks, trade names, service marks, logos, copyrights, and licenses used in or necessary to the Company's or any of its Subsidiaries' business (other than for software programs that have not been customized for its use), as now being conducted or as proposed to be conducted (collectively, and together with any technology, know-how, trade secrets, processes, formulas, and techniques used in or necessary to the Company's or any of its Subsidiaries' business, "Proprietary
                           Information"). The Company and/or its Subsidiaries own, or are licensed or otherwise have the full and unrestricted exclusive right to use, without the payment of royalties or other further consideration, all Proprietary Information, and no other intellectual property rights, privileges, licenses, contracts, or other agreements, instruments, or evidences of interests are necessary to or used in the conduct of their respective businesses.

         (b) Each instance where the Company's or any of its Subsidiaries' rights to Proprietary Information arise under a license or similar agreements (other than for software programs that have not been customized for its use) is indicated in Section 2.19 of the Company Disclosure Schedule and such rights are licensed exclusively to such entity except as indicated in
                  Section 2.19 of the Company Disclosure Schedule. No other person has an interest in, other than the licensor with respect to licensed Proprietary Information, or right or license to use, other than the licensor after the expiration of the license with respect to licensed Proprietary Information, any of the Proprietary Information. To the best of the Company's knowledge, none of the Proprietary Information is being infringed by others, or is subject to any outstanding order, decree, judgment, or stipulation. No litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) relating to the Proprietary Information is pending (other than litigation against the licensor of any Proprietary Information licensed to the Company with respect to which the Company has no knowledge) or, to the Company's knowledge, threatened, nor, to the best of the Company's knowledge, is there any basis for any such litigation or proceeding. The Company and each of its Subsidiaries maintains adequate and sufficient security measures for the preservation of the secrecy and proprietary nature of the Proprietary Information consistent with the practice in its industry.


         (c) To the best of the Company's knowledge: (i) neither the Company, nor any of its Subsidiaries, nor any of their respective employees has infringed or made unlawful use of, or is, to the Company's knowledge, infringing or making unlawful use of, any proprietary or confidential information of any Person, including without limitation any former employer of any past or present employee or consultant of the Company or any of its Subsidiaries; and (ii) the activities of the Company's and each of its Subsidiaries respective employees in connection with their employment do not violate any agreements or arrangements that any such employees or consultants have with any former employer or any other Person. No litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) charging the Company or any of its Subsidiaries with infringement or unlawful use of any patent, trademark, copyright, or other proprietary right is pending or, to the Company's knowledge, threatened; nor is there any basis for any such litigation or proceeding.

         (d) To the best of the Company's knowledge, no officer, director, member, employee, or consultant of the Company or any of its Subsidiaries is presently obligated under or bound by any agreement or instrument, or any judgment, decree, or order of any court of administrative agency, that (i) conflicts or may conflict with his or her agreements and obligations to use his or her best efforts to promote the interests of the Company or any of its Subsidiaries, (ii) conflicts or may conflict with the business or operations of the Company or any of its Subsidiaries as presently conducted or as proposed to be conducted, or (iii) restricts or may restrict the use or disclosure of any information that may be useful to the Company or any of its Subsidiaries.

                  2.20. Insurance.

         Section 2.20 of the Company Disclosure Schedule lists the policies of theft, fire, liability, worker's compensation, life, property and casualty, directors' and officers', medical malpractice, and other insurance owned or held by the Company and each of its Subsidiaries and the basis on which such policies provide coverage (i.e., an incurrence or claims-made basis). All such policies are, and at all times since the respective dates set forth in Section 2.20 of the Company Disclosure Schedule, have been, in full force and effect, are sufficient for compliance in all respects by the Company and each of its Subsidiaries with all requirements of law and of all agreements to which it is a party, and provide that they will remain in full force and effect through the respective dates set forth in Section 2.20 of the Company Disclosure Schedule, and will not terminate or lapse or otherwise be affected in any way by reason of the transactions contemplated hereby.

                  2.21. Governmental and Other Third-Party Consents.

         No consent, approval, or authorization of, or registration, designation, declaration, or filing with, any governmental authority, federal or other, or any other person is required on the part of the Company or any of its Subsidiaries in connection with the Company's execution, delivery, or performance of this Agreement or the Ancillary Agreements or the Company's consummation of the transactions contemplated hereby or thereby, or the continued conduct of the present business of the Company and each of its Subsidiaries after the Closing Date.

                  2.22. Employment of Officers, Employees.

         The Company SEC Documents set forth those persons who served as chief executive officer during the Company's 2002 fiscal year and each of the Company's other executive officers who earned (or accrued) compensation in excess of $100,000 during the year ended December 31, 2002.

                  2.23. Brokers.

         No finder, broker, agent, or other intermediary has acted for or on behalf of the Company or any of its Subsidiaries in connection with the negotiation or consummation of the transactions contemplated hereby, and no fee will be payable by the Company or any of its Subsidiaries to any such person in connection with such transactions.

                  2.24. Compliance with Other Instruments, Laws, Etc.

         The Company and each of its Subsidiaries has complied with, and is in compliance with, (i) all laws, statutes, governmental regulations, judicial or administrative tribunal orders, judgments, writs, injunctions, decrees, and similar commands applicable to it and its business, and all unwaived terms and provisions of all agreements, instruments, and commitments to which it is a party or to which it or any of its assets or properties is subject, except for any non-compliances that, both individually and in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, and (ii) its charter documents and by-laws, or certificate of formation or organization and operating agreement, as the case may be, each as amended to date. Neither the Company, nor any of its Subsidiaries, has committed, been charged with, or, to the Company's knowledge, been under investigation with respect to, nor does there exist, any violation by the Company or any of its Subsidiaries of any provision of any federal, state, or local law or administrative regulation, except for any violations that, both singly or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries has and maintains, and Section 2.24 of the Company Disclosure Schedule sets forth a complete and correct list of, all such
licenses,   permits,
and other authorizations from all such governmental authorities as are legally required for the conduct of its business or in connection with the ownership or use of its properties, except for any such licenses, permits, and other authorizations, the failure to obtain or maintain which in effect, both singly or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect, and all of which (except as specifically described in Section 2.24 of the Company Disclosure Schedule) are in full force and effect in all material respects, and true and complete copies of all of which have been delivered to the Purchaser.

                  2.25. Compliance with Securities Laws.

         Assuming the accuracy of the representations of each Purchaser contained in Section 3 hereof, the offer, issuance, and delivery of the Purchased Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and are exempt from registration or qualification under applicable states' securities laws. Neither the Company, nor any of its Subsidiaries nor anyone acting on its behalf will hereafter offer to sell, solicit offers to buy, or sell any securities of the Company or any of its Subsidiaries so as to subject the offer, issuance, and sale of the Purchased Securities to the registration requirements of the Securities Act.

                  2.26. Foreign Corrupt Practices Act.

         Neither the Company, nor any of its Subsidiaries, has taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder. To the Company's knowledge, there is not now, and there has never been, any employment by the Company or any of its Subsidiaries of, or beneficial ownership in the Company or any of its Subsidiaries by, any governmental or political official in any country in the world.

                  2.27. Disclosure.

         No representation or warranty by the Company in this Agreement, in the Company Disclosure Schedule, or in the Ancillary Agreements, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not false or misleading. There is no fact or circumstance relating specifically to the business or condition of the Company or any of its Subsidiaries, other than such facts and circumstances as are generally understood to affect the Company's industry, that could reasonably be expected to result in a Material Adverse Effect that is not disclosed in the Company Disclosure Schedule.

         3. Representations and Warranties of the Purchaser.

         In order to induce the Company to enter into this Agreement and to sell the Purchased Securities, the Purchaser hereby represents and warrants to the Company as follows, subject in each case to such exceptions as are set forth in the attached Purchaser Disclosure Schedule in the section thereof numbered and captioned to correspond to the specific representation or warranty to which such exception relates.

                  3.1. Investment Representations.

         Purchaser is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act, was not organized for the specific purpose of acquiring the securities offered hereby, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated under this Agreement. Purchaser's financial condition is such that it is able to bear all economic risks of investment in the Purchased Securities, including a complete loss of its investment therein. The Company has provided Purchaser with adequate access to financial and other information concerning the Company as requested and Purchaser has had the opportunity to ask questions of and receive answers from the Company concerning the transactions contemplated by this Agreement and to obtain therefrom any additional information necessary to make an informed decision regarding an investment in the Company. Purchaser is acquiring the Purchased Securities solely for investment purposes, with no present intention of distributing or reselling any of the Purchased Securities or any interest therein. Purchaser is aware that the Purchased Securities will not be registered under the Securities Act, and that neither the Purchased Securities nor any interest therein may be sold, pledged, or otherwise transferred unless the Purchased Securities are registered under the Securities Act or qualify for an exemption under the Securities Act.

                  3.2. Organization and Authority.

         The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation. The Purchaser has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                  3.3. Corporate Power; Binding Effect.

         The Purchaser has all requisite power and full legal right to execute and deliver this Agreement and the Ancillary Agreements, and to perform all of its obligations hereunder and thereunder in accordance with the respective terms hereof and thereof. This Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby have been duly approved and authorized by all requisite corporate action on the part of the Purchaser, and this Agreement has been duly executed and delivered by the Purchaser and constitutes, and each of the Ancillary Agreements, when executed and delivered by the Purchaser at the Closing, will constitute, a legal, valid, and binding obligation of the Purchaser, enforceable against it in accordance with its respective terms. The execution, delivery, and performance by the Purchaser of this Agreement and the Ancillary Agreements in accordance with their respective terms, and the consummation by the Purchaser of the transactions contemplated hereby or thereby, will not result (with or without the giving of notice or the lapse of time or both) in any conflict, violation, breach, or default, or the creation of any Lien, or the termination, acceleration, vesting, or modification of any right or obligation, under or in respect of (x) the charter documents or by-laws of the Purchaser, (y) any judgment, decree, order, statute, rule, or regulation binding on or applicable to the Purchaser, or (z) any agreement or instrument to which the Purchaser is a party or by which any of its assets is or are bound.

                  3.4. Listed Contracts.

         The Purchaser has delivered or caused to be delivered to the Company correct and complete copies (or written summaries of the material terms of oral agreements or understandings) of each agreement, instrument, and commitment which comprise the Listed Contracts, listed on Exhibit A, each as amended to date. Each Listed Contract is a valid, binding and enforceable obligation of the Purchaser, and, to the Purchaser's knowledge, of the other party or parties thereto, and is in full force and effect. Neither the Purchaser is nor, to the Purchaser's knowledge, is any other party thereto, (nor is the Purchaser considered by any other party thereto to be) in breach of or noncompliance with any term of any Listed Contract (nor is there any basis for any of the foregoing), except for any breaches or noncompliances that singly or in the aggregate would not have a Material Adverse Effect. Other than in the ordinary course of business, no claim, change order, request for equitable adjustment, or request for contract price or schedule adjustment, between the Purchaser and any supplier, customer or any other person, relating to any Listed Contract is pending or, to the Purchaser's knowledge, threatened, nor is there any basis for any of the foregoing. Each Listed Contract is assignable by the Purchaser to the Company without the consent of any other person.

                  3.5. Litigation, Etc.

         No litigation, arbitration, action, suit, claim, demand, proceeding or investigation (whether conducted by or before any judicial or regulatory body, arbitrator, commission or other person) is pending or, to the Purchaser's knowledge, threatened, against the Purchaser, nor is there any basis therefor known to the Purchaser.

                  3.6. Potential Conflicts of Interest.

         Neither the Purchaser nor any of its officers, directors, shareholders, or employees (i) owns, directly or indirectly, any interest (excepting passive holdings for investment purposes of not more than 2% of the securities of any publicly held and traded company) in, or is an officer, director, member, employee, or consultant of, any person that is a competitor, lessor, lessee, customer, or supplier of the Company or any of its Subsidiaries; (ii) owns, directly or indirectly, any interest in any tangible or intangible property used in or necessary to the business of the Company or any of its Subsidiaries; (iii) to the Company's knowledge, has any cause of action or other claim whatsoever against the Company or any of its Subsidiaries, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements; or (iv) owes any amount to the Company or any of its Subsidiaries.

                  3.7. Brokers.

         No finder, broker, agent, or other intermediary has acted for or on behalf of the Purchaser in connection with the negotiation or consummation of the transactions contemplated hereby, and no fee will be payable by the Company or any of its Subsidiaries to any such person in connection with such transactions.

                  3.8. Compliance with Other Instruments, Laws, Etc.

         The Purchaser has complied with, and is in compliance with, (i) all laws, statutes, governmental regulations, judicial or administrative tribunal orders, judgments, writs, injunctions, decrees, and similar commands applicable to it and its business, and all unwaived terms and provisions of all agreements, instruments, and commitments to which it is a party or to which it or any of its assets or properties is subject, except for any non-compliances that, both individually and in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, and (ii) its charter documents and by-laws, each as amended to date. The Purchaser has not committed, been charged with, or, to the Purchaser's knowledge, been under investigation with respect to, nor does there exist, any violation by the Purchaser of any provision of any federal, state, or local law or administrative regulation, except for any violations that, both singly or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect. The Purchaser has and maintains, and Section 3.8 of the Purchaser Disclosure Schedule sets forth a complete and correct list of, all such licenses, permits, and other authorizations from all such governmental authorities as are legally required for the conduct of its business or in connection with the ownership or use of its properties, except for any such licenses, permits, and other authorizations, the failure to obtain or maintain which in effect, both singly or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect, and all of which (except as specifically described in Section
3.8 of the Purchaser Disclosure Schedule) are in full force and effect in all material respects, and true and complete copies of all of which have been delivered to the Company.

                  3.9. Foreign Corrupt Practices Act.

         The Purchaser has taken no action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder. To the Purchaser's knowledge, there is not now, and there has never been, any employment by the Purchaser of, or beneficial ownership in the Purchaser by, any governmental or political official in any country in the world.

                  3.10. Disclosure.

         No representation or warranty by the Purchaser in this Agreement, in the Purchaser Disclosure Schedule, or in the Ancillary Agreements, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not false or misleading. There is no fact or circumstance relating specifically to the business or condition of the Purchaser, other than such facts and circumstances as are generally understood to affect the Purchaser's industry, that could reasonably be expected to result in a Material Adverse Effect that is not disclosed in the Purchaser Disclosure Schedule.

         4. Covenants.

         The Purchaser covenants that until the second anniversary of the date of this Agreement, the Purchaser will comply with each of the following covenants. Notwithstanding the foregoing, in the event that the Purchased Securities are released from escrow as set forth in Section 1.5 above, the terms and conditions of this Section 4 shall be terminated and null and void.

                  4.1. Voting Agreement.

                  (a)      Agreement with Respect to Voting.

                           (i) Purchaser shall vote any and all shares of the Company's capital stock held by it from time to time, and shall use its best efforts to cause the several members of the Company's Board of Directors whom it has nominated to vote to maintain the membership of the Board of Directors in accordance with the terms and conditions of this Agreement, as set forth in Section 4.1(b), and to cause the Company to act or abstain from acting, in accordance with all of the provisions of this Agreement.

                           (ii) If the Purchaser fails or refuses to vote its shares of the Company's capital stock as required by, or votes its shares of the Company's capital stock in contravention of, this Agreement, then Nana Yalley and Jon J. Jannotta, and each of them, shall have an irrevocable proxy and power of attorney, coupled with an interest, to vote such shares of shares of the Company's capital stock in accordance with this Agreement, and the Purchaser hereby grants to each of Nana Yalley and Jon J. Jannotta an irrevocable proxy.

                  (b)      Board of Directors.  The Board of Directors  shall be
                           comprised  of  five  (5)  directors,   designated  as
                           follows:

                           (i) One of the directors shall be Nana Yalley for so long as he shall remain the President of the Company.

                           (ii) One of the directors shall be one of the following individuals: Benedict L. Paglia, Roger Paglia or Jon J. Jannotta.

                           (iii) Three of the directors shall be designated by the Purchaser.

                  4.2. Non-competition.

                  (a) Other than as the Purchaser has already disclosed to the Company concerning the Purchaser's current activities and operations and as expanded in the future in businesses competitive with the Company's, all of which are expressly excluded from the terms of this Section 4.2, the Purchaser will not, directly or indirectly, own any interest in, participate or engage in, assist, render any services (including advisory services) to, become associated with, work for, or otherwise become in any way or manner connected with the ownership, management, operation, or control of, any person that engages in, or assists others in engaging in or conducting any business, which deals, directly or indirectly, in products or services competitive with the Company's, or any of its Subsidiaries', product line or services, anywhere in the world; provided, however, that the above shall not be deemed to prohibit the Purchaser from owning or acquiring securities issued by any corporation
                           whose   securities   are   listed   with  a  national
                           securities exchange or are traded in the over-the-counter market, provided that the Purchaser at no time owns, directly or indirectly, beneficially or otherwise, two (2%) percent or more of any class of any such corporation's outstanding capital stock.


                  (b)      Except as  specifically  provided in this  subsection
                           (b), notwithstanding anything contained in subsection
                           (a) above, the Purchaser will not knowingly provide or solicit to provide to any person any goods or services which are competitive with those provided by the Company or any of its Subsidiaries, or which would be competitive with the goods or services that the Company or any of its Subsidiaries has planned to provide to any customer of the Company or any of its Subsidiaries.

                  (c) The Purchaser agrees that it shall not divulge to others, nor shall he use to the detriment of the Company or any of its Subsidiaries, or in any business or process of manufacture competitive with or similar to any technology, business or process of manufacture engaged in by the Company or any of its Subsidiaries, any confidential or trade secret information relating to technology, sales, salesmen, sales volume or strategy, customers, formulas, processes, methods, machines, manufactures, compositions, ideas, improvements or inventions belonging to or relating to the business of the Company or its Subsidiaries.

                  (d) The Purchaser will neither solicit, hire or seek to solicit or hire any of the Company's or any of its Subsidiaries' personnel in any capacity whatsoever nor shall the Purchaser induce or attempt to induce any of the Company's or any of its Subsidiaries' personnel to leave the employ of the Company to work for the Purchaser or otherwise.

         5. Restrictions on Transfer.

                  5.1. General Restriction.

         The Purchased Securities and all securities issued in exchange therefor (for purposes of this Section 5, the "Restricted Securities"), will be transferable only upon the satisfaction of the conditions set forth in this
Section 5. Any transfer or purported transfer in violation of this Section 5 will be void.

                  5.2. Notice of Transfer.

         Subject to Section 8.6, prior to any transfer of any Restricted Securities, the holder thereof will give written notice to the Company describing in reasonable detail the manner and terms of the proposed transfer and the identity of the proposed transferee, accompanied by the written agreement of the proposed transferee to be bound by all of the provisions hereof and of the Ancillary Agreements applicable to holders of such Restricted Securities hereunder or thereunder.

                  5.3. Restrictive Legends.

         For  so  long  as  the  Purchased  Securities  remain  subject  to  the restrictions  on  transfer  set  forth  in  this  Section  5,  the  certificates representing such Purchased Securities will bear restrictive legends in substantially the following forms:

                           The securities  represented by this  certificate have
                  not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may be transferred only pursuant to an effective registration statement under the Securities Act or in accordance with an applicable exemption from the registration requirements of the Securities Act.

                           The securities  represented by this  certificate  are
                  subject to certain restrictions on transfer set forth in a Stock Purchase Agreement dated as of July 18, 2003, by and between the issuer of such securities and the registered holder of this certificate (or such holder's predecessor-in-interest). A copy of such agreement is on file and may be inspected by the registered holder of this certificate at the principal executive office of the issuer.

                  5.4. Termination of Restrictions.

         The restrictions imposed by this Section 5 upon the transferability of Restricted Securities will terminate as to any particular Restricted Securities when such Restricted Securities have been sold pursuant to an effective registration statement under the Securities Act, or pursuant to Rule 144 under the Securities Act or any other exemption from the registration requirements of the Securities Act pursuant to which the transferee receives securities that are not "restricted securities" within the meaning of that term as defined in Rule 144(a)(3). Whenever any of such restrictions terminates as to any Restricted Securities, the holder thereof will be entitled to receive from the Company, at the Company's expense, new certificates representing such Purchased Securities, without the applicable restrictive legends.

         6. Expenses; Indemnification.

                  (a) The Company hereby agrees to pay on demand all reasonable out-of-pocket expenses (including without limitation the reasonable fees and charges for disbursements of one counsel to the Purchaser) incurred by the Purchaser or any holder of any of the Purchased Securities issued hereunder in connection with the enforcement of any rights hereunder, or with respect to any of the Purchased Securities, including without limitation,
                           (a)  the  cost  and   expenses   of   preparing   and
                           duplicating this Agreement and the Purchased Securities; (b) the cost of delivering to each
                           Purchaser's principal office, insured to such Purchaser's satisfaction, the Purchased Securities sold to such Purchaser hereunder and any Purchased Securities delivered to such Purchaser in exchange therefor or upon any exchange, or substitution thereof; and (c) recording fees and filing fees and documentary stamp and similar taxes at any time payable in respect of this Agreement or the issuance of any of the Purchased Securities.

                  (b) All covenants, agreements, representations, and warranties made herein or in the Ancillary Agreements or any other document referred to herein or delivered to the Purchaser pursuant hereto will be deemed to have been relied on by the Purchaser, notwithstanding any investigation made by or on behalf of the Purchaser, and will survive the Closing. The Company will indemnify, defend, and hold harmless each Purchaser, and each of Purchaser's partners, stockholders, officers, directors, employees, agents, and representatives, from and against any and all Damages incurred by any of them in any capacity and resulting from or relating to the material breach by the Company of any of its representations, warranties, covenants, or agreements contained in this Agreement or in the Ancillary Agreements or any other document referred to herein or delivered to the Purchaser pursuant hereto.

                  (c) The obligations of the Company under this Section 6 will survive transfer of the Purchased Securities and the termination of this Agreement.

         7. Definitions.

                  7.1. Certain Defined Terms.

         For all purposes of this Agreement the following terms will have the meanings set forth or cross-referenced in this Section 7:

         "Affiliate" means any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company (or other referenced person) and includes without limitation, (a) any person who is an officer, director, or direct or indirect beneficial holder of at least 5% of the then outstanding capital stock of the Company (or other referenced person), and any of the Family Members of any such person, (b) any person of which the Company (or other referenced person) and/or its Affiliates (as defined in clause
(a) above), directly or indirectly, either beneficially own(s) at least 5% of the then outstanding equity securities or constitute(s) at least a 5% equity participant, (c) in the case of a specified person who is an individual, Family Members of such person, and (d) in the case of the Purchaser, any entities for which a Purchaser or any of its Affiliates serve as general partner and/or investment adviser or in a similar capacity, and all mutual funds or other pooled investment vehicles or entities under the control or management of such Purchaser or the general partner or investment adviser thereof, or any Affiliate of any of them, or any Affiliates of any of the foregoing.

         "Affiliated Group" has the meaning given to it in Section 1504 of the Code, and in addition includes any analogous combined, consolidated, or unitary group, as defined under any applicable state, local, or foreign income Tax law.

         "Ancillary Agreements" means the Registration Rights Agreement and any other agreement or document delivered or executed in connection with this Agreement.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Certificate of Incorporation" means the Certificate of Incorporation of the Company as the same may be amended from time to time.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the common stock, $0.001 par value per share, of the Company.

         "Damages" means all damages, losses, claims, demands, actions, causes of action, suits, litigations, arbitrations, liabilities, costs, and expenses, including without limitation court costs and the fees and expenses of counsel and experts.

         "Derivative Securities" means (i) all shares of stock and other securities that are convertible into or exchangeable for shares of Common Stock, and (ii) all options, warrants, and other rights to acquire shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock.

         "Environmental Laws" means, collectively, the Resource Conservation and Recovery Act, CERCLA, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, and any and all state or local statutes, regulations, ordinances, orders, and decrees relating to health, safety, or the environment, each, as the case may be, as amended.

         "EPA" means the United States Environmental Protection Agency.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Family Members" means, as applied to any individual, any parent, spouse, child, spouse of a child, brother or sister of the individual, and each trust created for the benefit of one or more of such persons and each custodian of a property of one or more such persons and the estate of any such persons.

         "GAAP" means generally accepted accounting principles that are (i) consistent with the principles promulgated or adopted by the Financial
Accounting Standards Board and its predecessors, (ii) applied on a basis consistent with prior periods, and (iii) such that, insofar as the use of accounting principles is pertinent, a certified public accountant could deliver an unqualified opinion with respect to financial statements in which such principles have been properly applied.

         "Hazardous Substances" means, collectively, any hazardous waste, as defined by 42 U.S.C. ss. 6903(5), any hazardous substances as defined by 42 U.S.C. ss. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss. 9601(33), or any toxic substance, methane gas, oil, or hazardous materials or other chemicals or substances regulated by any Environmental Laws.

         "Holder" means, as of the relevant time of reference, a holder of Purchased Securities.

         "Indebtedness" means (a) all indebtedness for borrowed money, whether current or long-term, or secured or unsecured, (b) all indebtedness for the deferred purchase price of property or services represented by a note or security agreement, (c) all indebtedness created or arising under any conditional sale or other title retention agreement (even though the rights and remedies of the seller or lender under such agreement in the event of default may be limited to repossession or sale of such property), (d) all indebtedness secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) all obligations under leases that have been or must be, in accordance with GAAP, recorded as capital leases in respect of which it is liable as lessee, (f) any liability in respect of banker's acceptances or letters of credit, and (g) all indebtedness of any person that is directly or indirectly guaranteed by the Company or that it has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

         "Liens" means any and all liens, claims, mortgages, security interests, charges, encumbrances, and restrictions on transfer of any kind, except: (i) in the case of references to securities, any of the same arising under applicable securities laws solely by reason of the fact that such securities were issued pursuant to exemptions from registration under such securities laws, (ii) real estate taxes not yet due and payable, (iii) any lien in favor of any landlord for unpaid rent, additional rent, or other charges, which lien is created by statute or under any lease under which the Company or any of its Subsidiaries is lessee, and (iv) liens relating to accounts payable incurred in the ordinary course of business.

         "Majority Holders" means, as of the relevant time of reference, the record holders of at least seventy-five percent (75%) of the shares of Common Stock sold and purchased pursuant to this Agreement.

         "Material Adverse Effect" means, with reference to the Company or any of its Subsidiaries, a material adverse effect on the condition (financial or otherwise), operations, business, assets, or prospects of the Company or any of its Subsidiaries, or on the Company's ability to consummate the transactions hereby contemplated.

         "Person" or "person" (regardless of whether capitalized) means any natural person, entity, or association, including without limitation any corporation, partnership, limited liability company, government (or agency or subdivision thereof), trust, joint venture, or proprietorship.

         "Registration   Rights   Agreement"  means  the   Registration   Rights
Agreement, dated as of the date hereof, among the Company and the Purchaser in the form of the attached Exhibit C.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same are in effect at the relevant time of reference.

         "Subsidiary" means, with respect to any person, any corporation or limited liability company a majority (by number of votes) of the outstanding shares of any class or classes or membership interests, as the case may be, of which are at the time owned by such person or by a Subsidiary of such person, if the holders of the shares of such class or classes or membership interests, as the case may be, (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

         "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, severance, stamp, occupation, premium, windfall profit, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

         "Tax Return" means any return, declaration, report, claim for refund, information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax.

                  7.2. Terms Defined Elsewhere.

         The following terms are defined herein in the sections identified below:

        Term                              Section        Term                               Section
        ----                              -------        ----                               -------
        Agreement                         Preamble       Proprietary Information            2.19

        Closing                           1.3            Purchased Securities               1.1

        Closing Date                      1.3            Purchaser                          Preamble

        Company                           Preamble       Restricted Securities              5.1

        Employee Benefit Plan             2.17(a)


         8. Status of Schedules and Exhibits as of Signature Date.

                  (a) The parties each acknowledge and agree that as of the date this Agreement is executed and delivered, none of the Schedules or Exhibits to this Agreement have been prepared, delivered, reviewed or approved by the parties or their respective counsel. In addition to and without in any way limiting any other express or implied condition precedent to the obligations of any party under this Agreement, the obligations of the parties under this Agreement are hereby made subject to and contingent upon the following:

                           (i)      The  preparation,  delivery  and approval by
                                    the   parties   of  all  of  the   Schedules
                                    described in this Agreement;

                           (ii) The preparation, delivery and approval by the parties of all of the Exhibits to this Agreement; and (iii) All other express and implied conditions precedent to the obligations of the parties under this Agreement shall have been satisfied or waived at or prior to the Closing.

                  (b) In addition, notwithstanding any other term, condition, covenant or provision of this Agreement or of any other agreement, the parties have not made, and shall not be deemed to have made by their execution and delivery of this Agreement, any representation or warranty with respect to any:

                           (iv)     Schedule  described in this  Agreement;

                           (v)      Exhibit to this Agreement;

                           (vi) Document or state of facts pertaining to any Schedule or Exhibit to this Agreement; or

                           (vii) The intended contents to any document or state of facts pertaining to any Schedule or Exhibit to this Agreement.

         Any representations or warranties with respect to those matters or items shall be made (unless waived or amended) only as of the Closing Date, and only with respect to the Schedules and Exhibits attached to this Agreement as of the Closing Date.

         9.       Miscellaneous Provisions.

                  9.1. Amendments, Consents, Waivers, Etc.

                  (a) This Agreement or any provision hereof may be amended or terminated by the agreement of the Company and the Purchaser, and the observance of any provision of this Agreement that is for the benefit of the Purchaser may be waived (either generally or in a particular instance, and either retroactively or prospectively), and any consent, approval, or other action to be given or taken by the Purchaser pursuant to this Agreement may be given or taken by the consent of the Purchaser.

                  (b) No course of dealing between the Company and the Purchaser will operate as a waiver of any of the Company's or the Purchaser's rights under this
                           Agreement. No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving party. No failure or other delay by any person in exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

                  9.2. Notices.

         All notices, requests, payments, instructions or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees overnight delivery (effective the next business day) or (iv) dispatched by facsimile (if the facsimile is in complete, readable form, effective upon dispatch), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this Section 8.2):

         (a)      If to the Company:

                  Media and Entertainment.com, Inc.
                  10120 S. Eastern Avenue, Suite 200
                  Las Vegas, NV 89052
                  Attention: Jon J. Jannotta
                  Facsimile No.: (702) 492-1262
                  with copies sent at the same time and by the same means to:

                  Elliot H. Lutzker, Esq.
                  Snow Becker Krauss P.C.
                  605 Third Avenue
                  New York, NY 10158-0125
                  Facsimile No. (212) 949-7052

         (b)      If to the Purchaser:

                  Winsonic Holdings, Ltd.
                  One Wilshire Building
                  624 S. Grand Avenue, Suite 1100
                  Los Angeles, CA 90017
                  Attention: Winston Johnson
                  Facsimile No.: (213) 489-2356

                  with a copy sent at the same time and by the same means to:

                  Michael G. Homeier, Esq.
                  Wasserman, Comden, Casselman & Pearson L.L.P.
                  11755 Wilshire Boulevard, Suite 1230
                  Los Angeles, CA 90025
                  Facsimile No.: (310) 477-7663

                  9.3. Counterparts.

         This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same instrument. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

                  9.4. Captions.

         The captions of sections or subsections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

                  9.5. Binding Effect and Benefits.

         This Agreement will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement that are for the Purchaser's benefit will inure to the benefit of all permitted transferees of Purchased Securities, and the applicable provisions of this Agreement that bind the Purchaser will bind all transferees of Purchased Securities. Nothing in this Agreement is intended to or will confer any rights or remedies on any person other than the parties hereto and their respective successors and permitted assigns.

                  9.6. Assignment.

         This Agreement and the rights and obligations hereunder may not be assigned by the Company without the written consent of the Purchaser. Subject to the terms of Section 5 of this Agreement, this

Agreement and the rights and obligations hereunder and the Purchased Securities may be transferred by each of the Purchaser in its sole discretion at any time, without the consent of the Company.

                  9.7. Construction.

         The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against either party.

                  9.8. Further Assurances.

         From time to time on and after the Closing Date, the Company and the Purchaser will promptly execute and deliver all such further instruments and assurances, and will promptly take all such further actions, as the other party may reasonably request in order more effectively to effect or confirm the transactions contemplated by this Agreement and/or any of the Ancillary Agreements and to carry out the purposes hereof and thereof.

                  9.9. Severability.

         No invalidity or unenforceability of any section of this Agreement or any portion thereof will affect the validity or enforceability of any other section or the remainder of such section.

                  9.10. Equitable Relief.

         Each of the parties acknowledges that any breach by such party of his, her, or its obligations under this Agreement would cause substantial and irreparable damage to one or more of the other parties and that money damages would be an inadequate remedy therefor. Accordingly, each party agrees that the other parties or any of them will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

                  9.11. Entire Agreement.

         This Agreement, together with the exhibits and schedules hereto and the Ancillary Agreements, contains the entire understanding and agreement among the parties, or between or among any of them, and supersedes any prior understandings or agreements between or among any of them, with respect to the subject matter hereof. Notwithstanding the foregoing or any other provision of this Agreement or the Ancillary Agreements, nothing herein or therein will be deemed to terminate or supersede any other agreements not specifically terminated or superseded herein or therein.

                  9.12. Governing Law.

         This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware, as applied to agreements under seal made, and entirely to be performed, within Delaware.

              [The rest of this page is intentionally left blank.]

                                   SIGNATURES

         IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as an agreement under seal on and as of the date first above written.

MEDIA AND ENTERTAINMENT.COM, INC.              WINSONIC HOLDINGS, LTD.


By:  /s/                                       By: /s/
     -----------------------------                 -----------------------

Name: Jon Jannotta                             Name: Winston Johnson
      ----------------------------                   ---------------------

Title: Exec. V.P.                             Title: President
     -----------------------------                   ---------------------

                                                                       Exhibit C

                          Registration Rights Agreement



         REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of _______, __, 2003, by and among Media and Entertainment.com, Inc., a Nevada corporation (the "Company"), and the persons listed on Schedule A annexed hereto.



                              Preliminary Statement


                  (viii) On July 18, 2003, the Company entered into a Stock Purchase Agreement ("SPA") with Winsonics Holdings, Ltd., a Delaware corporation ("Winsonics"). Pursuant to the SPA, Winsonics has received shares of Company Common Stock equal to 60% of the total number of shares of the Company issued and outstanding after giving effect to such issuance (the "Winsonics Shares"). Pursuant to Section 1.4 (c)(i) of the SPA, the Company has agreed to register the shares of common stock of the Company owned, or that may be acquired by, the persons listed on Schedule A annexed hereto, for resale under the Securities Act of 1933 (the "Securities Act") and applicable state securities laws, on the terms and subject to the conditions set forth in the Agreement.



         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the persons listed on Schedule A annexed hereto hereby agree as follows:



         1.   DEFINITIONS.


              As used in this Agreement, the following terms shall have the following meanings:


              a. "Holder" means the persons listed on Schedule A annexed hereto, and any transferee or assignee to whom they assign rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

              b. "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof.



              c. "Register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").



              d. "Registrable Securities" means (i) the shares of common stock of the Company set opposite the names of the persons listed on Schedule A annexed hereto, and (ii) any shares of capital stock issued or issuable with respect to the Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitation.



              e. "Registration Statement" means a registration statement or registration statements of the Company filed under the Securities Act on Form S-1 or SB-2 (or any other appropriate form prescribed by the SEC) for the resale of the Registrable Securities.



         2. REGISTRATION.


              a. Mandatory Registration. The Company shall prepare, and, as soon as practicable, but in no event later than 180 days after the Closing Date of the SPA (the "Scheduled Filing Date"), file with the SEC a Registration Statement for the resale of all of the Registrable Securities.

              b. Demand Registration. If the Company fails to file the Registration Statement referred to in Section 2(a) by the Scheduled Filing Date, following its receipt of a written request for the registration of Registrable Securities by the holders of a Majority (as hereinafter defined) of the Registrable Securities the Company will promptly file a Registration Statement for the resale of the Registrable Securities of the Holders specified in such written request. Holders of Registrable Securities may request registration of their Registrable Securities under this Section 2(b) on only two (2) occasions, once at the expense of the Company and once at the expense of the Holders whose Registrable Securities are included in the Registration Statement. As used herein, the term "Majority" in reference to the holders of the Registrable Securities shall mean Holder's who in the aggregate own, or have the right to acquire, in excess of 50% of the shares of common stock set opposite the names on Schedule A annexed hereto.



              c. Piggy-Back Registrations. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company proposes to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its securities (other than a Registration Statement on Form S-4 or Form S-8 (or their equivalents at such time) relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) the Company shall promptly send to each Holder written notice of the Company's intention to file a Registration Statement and of such Holder's rights under this Section 2(c) and, if within ten (10) days after receipt of such notice, such Holder shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Holder requests to be registered, subject to the priorities set forth in this Section 2(c) below. No right to registration of Registrable Securities under this
Section 2(c) shall be construed to limit any registration required under Sections 2(a) or (b). The obligations of the Company under this Section 2(c) may be waived by Holders holding a majority of the Registrable Securities. If an offering in connection with which a Holder is entitled to registration under this Section 2(c) is an underwritten offering, then each Holder whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed to by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. If a registration pursuant to this Section 2(c) is to be an underwritten public offering and the managing underwriter(s) advise the Company in writing that, in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of Common Stock which may be included in the Registration Statement is necessary to facilitate and not adversely affect the proposed offering, then the Company shall include in such registration: (1) first, all securities the Company proposes to sell for its own account, (2) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the Registration Statement by reason of demand registration rights, and (3) third, the securities requested to be registered by the Holders and other holders of securities entitled to participate in the registration, as of the date hereof, drawn from them pro rata based on the number each has requested to be included in such registration.

              d. Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and each increase in the number of Registrable Securities included therein shall be allocated pro rata among the Holders based on the number of Registrable Securities held by each Holder at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that a Holder sells or otherwise transfers any of such Holder's Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities shall be allocated to the remaining Holders, pro rata based on the number of Registrable Securities then held by such Holders.

         3. RELATED OBLIGATIONS.

         The Company will use its best efforts to effect the registration of the Registrable Securities contemplated by Section 2 in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:



              a. The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (on or prior to the Scheduled Filing Date) for the registration of Registrable Securities pursuant to Section 2 and use its best efforts to cause such Registration Statements relating to the Registrable Securities to become effective as soon as possible after such filing. The Company shall not file any other Registration Statement with respect to any of its securities between the date hereof and the filing date of such Registration Statement (other than a Registration Statement on Form S-8 (or its equivalent at such time)). The Company shall keep the Registration Statement required to be filed hereunder effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Holders may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto) or (ii) the date on which the Holders shall have sold all the Registrable Securities covered by such Registration Statement (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The term "best efforts" shall mean, among other things, that the Company shall submit to the SEC, within five business days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.

              b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration
Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement that are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-KSB, Form 10-QSB or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall file such amendments or supplements with the SEC on the same day or as soon as practicably thereafter on which the Exchange Act report is filed that created the requirement for the Company to amend or supplement the Registration Statement.


              c. The Company shall furnish to each Holder whose Registrable Securities are included in any Registration Statement, without charge, upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Holder may reasonably request) and such other documents, including copies of any preliminary or final prospectus, as such Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Holder.



              d. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United
States as any Holder reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Holder who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

              e. As promptly as practicable after becoming aware of such event, the Company shall notify each Holder in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Holder (or such other number of copies as such Holder may reasonably request). The Company shall also promptly notify each Holder in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Holder by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.



              f. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.



              g. The Company shall hold in confidence and not make any disclosure of information concerning an Holder provided to the Company unless
(i) disclosure of such information is necessary to comply with Federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Holder and allow such Holder, at the Holder's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.



              h. The Company shall use its best efforts to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or, if not, (ii) secure the designation and quotation of all the Registrable Securities covered by the Registration Statement on the Nasdaq National Market or the Nasdaq SmallCap Market if the Company then satisfies the applicable eligibility criteria of the Nasdaq Stock Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(h).



              i. The Company shall provide a transfer agent and registrar of all
such  Registrable   Securities  not  later  than  the  effective  date  of  such
Registration Statement.



              j. The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.



              k. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.



              l. Within three (3) business days after a Registration Statement that covers applicable Registrable Securities is ordered effective by the SEC, the Company shall deliver to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC.



              m. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of Registrable Securities pursuant to a Registration Statement.



              n. Notwithstanding anything to the contrary in Section 3(e), at any time after the Registration Statement has been declared effective, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a "Grace Period"); provided, that the Company shall promptly (i) notify the Holders in writing of the existence of material, non-public information giving rise to a Grace Period and the date on which the Grace Period will begin, and (ii) notify the Holders in writing of the date on which the Grace Period ends; and, provided further, that during any consecutive 365-day period, there shall be only one Grace Period, such Grace Period not to exceed 45 days in the aggregate (an "Allowable Grace Period"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Holders receive the notice referred to in clause (i) above and shall end on and include the date the Holders receive the notice referred to in clause (ii) above. Upon expiration of the Allowable Grace Period, the Company shall again be bound by the first sentence of Section 3(e) with respect to the information giving rise thereto.



         4. OBLIGATIONS OF THE HOLDERS.


              a. At least five (5) business days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Holder in writing of the information the Company requires from each such Holder if such Holder elects to have any of such Holder's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.


              b. Each Holder by such Holder's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder's election to exclude all of such Holder's Registrable Securities from such Registration Statement.


              c. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or the first sentence of Section 3(h), such Holder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or the first sentence of Section 3(f).


              d. Each Holder agrees not to take any action to cause such Holder to become a registered broker-dealer, as defined under the Exchange Act.

         5. EXPENSES OF REGISTRATION.


         All  reasonable  expenses,   other  than  underwriting   discounts  and
commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company; provided, however, that Holders whose Registrable Securities are included in the second Registration Statement filed under Section 2(b) shall bear all of the foregoing expenses.



         6. INDEMNIFICATION.



         In the event any Registrable Securities are included in a Registration Statement under this Agreement:



              a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Holder who holds such Registrable Securities, the directors, officers, partners, and each Person, if any, who controls, any Holder within the meaning of the Securities Act or the Exchange Act, and any underwriter (as defined in the Securities Act) for the Holders, and the directors and officers of, and each Person, if any, who controls, any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims"), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the

Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any material violation of this Agreement (the matters in the foregoing clauses (i) through
(iv) being, collectively, "Violations"). The Company shall reimburse the Holders and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation that occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c);
(ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(c), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Holder to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 9.



              b. In connection with any Registration Statement in which a Holder is participating, each such Holder agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors and officers, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Holder will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld; provided, further, however, that the Holder shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus and such prospectus was provided to Holders as required, as then amended or supplemented.



              c. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing expressly for inclusion in the Registration Statement.


              d. Promptly after receipt by an Indemnified  Person or Indemnified
Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay reasonable fees for only one separate legal counsel for the Holders, and such legal counsel shall be selected by the Holders holding a majority of the issued or issuable Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person that relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.



              e. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.



              f. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.



         7. CONTRIBUTION.

              To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that:
(i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

         8. REPORTS UNDER THE EXCHANGE ACT.



              With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144") during the Registration Period, the Company agrees to:



              a. make and keep public information available, as those terms are understood and defined in Rule 144;


              b. file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents as required for the applicable provisions of Rule 144; and



              c. furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.



         9. ASSIGNMENT OF REGISTRATION RIGHTS.



              The rights under this Agreement shall be automatically assignable by the Holders to any transferee of all or any portion of Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned;
(iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Merger Agreement.

         10. AMENDMENT OF REGISTRATION RIGHTS.



              Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Holders who then hold or have the right to acquire sixty-six and two-thirds (66%) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Holder and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.



         11. MISCELLANEOUS.



              a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.


              b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:                 Media and Entertainment.com, Inc.

                                   10120 S. Eastern Avenue, Suite 200

                                   Las Vegas, NV 89052

                                   Attention: Nana Yalley

                                   Facsimile:  (702) 492-1262


If to a Holder, to his or its address and facsimile number on Schedule 1 hereto, or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, transmission by facsimile or overnight or courier delivery in accordance with clause (A), (B) or
(C) above, respectively.


                  c. Except as otherwise provided in this Agreement, the failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.


                  d. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the Federal District Court of Nevada or the State courts of the State of Nevada in the City of Las Vegas, Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY

IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.


                  e. This Agreement and the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Merger Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.


                  f. Subject to the  requirements  of Section 9, this  Agreement shall inure to the benefit of and be binding upon the heirs, legal representatives, permitted successors and assigns of each of the parties hereto.


                  g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


                  h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.


                  i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.


                  j. All consents and other determinations to be made by the Holders pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Holders holding a majority of the Registrable Securities.


                  k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

                  l. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.




                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK


         IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.



Media and Entertainment.com, Inc.               Holders:


By: /s/                                         /s/
    ----------------------------------          ---------------------------
    Name: Jon Jannotta
    Title:   Exec. V.P.
                                                /s/
                                                ---------------------------


                                                /s/
                                                ---------------------------


                                                /s/
                                                ---------------------------


                                                /s/
                                                ---------------------------

                                   Schedule A


             Name and                                  Number of
              Address                                   Shares
              -------                                   ------

                                 [Letterhead of

                       Media and Entertainment.com, Inc.]







                         FORM OF NOTICE OF EFFECTIVENESS

                            OF REGISTRATION STATEMENT



[Name of Holder]

[Address of Holder]

Attn:______________



                                                     ______________, 2003





Ladies and Gentlemen:



         Please be advised that on __________, 2003 we filed a Registration Statement on Form SB-2 (File No. 333-__________________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") for the resale of shares of our common stock (the "Shares") by the selling stockholders named therein in accordance with the Registration Rights Agreement dated as of July __, 2003.

         In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act of 1933 at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Shares are available for resale under the Securities Act of 1933 pursuant to the Registration Statement.



                               Very truly yours,



                               MEDIA AND ENTERTAINMENT.COM, INC.





                               By:
                                  ----------------------------------------
                                  Name:
                                  Title:

                                                                       Exhibit D

                                Escrow Agreement


         AGREEMENT made as of this __th day of July 2003, between Media and Entertainement.com, Inc.("the Company") a Nevada corporation, with offices at 10120 S. Eastern Avenue, Suite 200, Las Vegas, Nevada 89052, Winsonic Holdings, Ltd. ("Winsonic"), a California corporation with offices at One Wilshire
Building, 624 S. Grand Avenue, Suite 1100, Los Angeles, CA 90017 and UBS Financial Services, Inc. with offices at 2029 Century Park E, Suite 3000, Los Angeles, CA 90067-3015 ("Escrow Agent").


                               W I T N E S S E T H

         WHEREAS, the Company and Winsonic have entered into a Stock Purchase Agreement dated as of July 18, 2003 (the "SPA") and all defined terms in this Agreement shall have the same meaning as defined in the SPA;

         WHEREAS, the Company and Winsonic wish to establish an escrow fund (the "Escrow Fund") and wish to transfer all shares issued to Winsonic under the SPA to the Escrow Agent; and

         WHEREAS, the Escrow Agent has agreed to act as escrow agent and shall deposit said shares in an escrow account.

         NOW, THEREFORE, it is agreed as follows:

         1.       Deposit of Escrow Shares - Establishment of Escrow.

                  Concurrently with the execution and delivery of this Agreement, the Company is delivering or causing to be delivered to the Escrow Agent all but 2 million of the Purchased Securities under the SPA, or 28 million shares of Common Stock, $.001 per share, of the Company registered in the name of Winsonic and/or its permitted assignees (hereafter referred to as the "Holders"). The 2 million shares issued under the Services Agreement executed simultaneously with the SPA are a non-cancelable advance on the Purchased Securities. The 28 million shares so deposited are referred to herein as the "Escrow Shares."

         2. Release of Escrow Shares.

                  Upon receipt by the Escrow Agent of appropriate written instructions from the Company and Winsonic, the Escrow Agent shall then transfer the Escrow Shares in the Escrow Fund, held in the Holders' names, within three business days of such instructions, as follows:

                           (A) All of the Purchased Securities shall be released to Winsonic if the Company's independent auditors (the "Accountants") have reviewed and/or audited the Company's financial statements which reflect the recognition of an amount of revenues which have been derived from the Listed Contracts (as defined in the SPA) equal to at least $1,500,000, which is fifty percent (50%) of the $3 million Purchase Price.

                          (B) In the event that an amount equal to less than 50% of the Purchase Price, however, greater than 25% of the Purchase Price, is confirmed by the Company's auditors as having been derived from the Listed Contacts, then the Purchased Securities shall be released from escrow on a pro rata basis, from time to time, in the same percentage as the fraction of the Purchase Price earned multiplied by two (2). Thus, for purposes of example, in the event the Company earns 35% of the Purchase Price from the Listed Contracts, then 70% of the Purchased Securities shall be released from escrow (35% x 2 = 70%); thereafter, if the percentage earned should increase to, e.g., 40%, then an additional 10% of the Purchased Securities shall be released to the Purchaser. Any and each such pro rata release from escrow of a portion of the Purchased Securities shall take place as soon as practicable following confirmation by the Company's accountants that the Company derived part of the Purchase Price from the Listed Contracts. Notwithstanding the escrow of the Purchased Securities, the purchaser shall be entitled to vote the Purchased Securities to the same extent as if the Purchaser retained physical possession of the Purchased Securities. The terms and conditions of the Escrow Agreement are incorporated by reference herein, and should there be any conflict between this Agreement and the Escrow Agreement, the latter shall control.


                             (C) To effect release, any Holder may submit to the Escrow Agent and to the Company, a copy of the Company's audited financial statements for any fiscal quarter and/or year together with a request to release a specified number of Escrow Shares from escrow. The financial statements shall be accompanied by a letter from the Accountants which will set forth the amount of revenues derived from the Listed Contracts as calculated in the report and will state that the computations are in accordance with this Agreement. The Accountant's reports and their letter delivered hereunder shall be referred to hereinafter as the "Report." Promptly thereafter, the Escrow Agent shall release the releasable Escrow Shares to the Holders.

                             (D) In the event of any disputes as to any Report, the final determination contained in a report shall be made by a firm of independent certified public accountants, other than the Company's Accountants, selected by the Accountants and the Company and such determination shall be final and binding on the parties. Notwithstanding any to the contrary contained in this Section 2, in the event of any such dispute, the Escrow Agent shall continue to hold the Escrow Shares until such dispute has been determined in the manner provided in this Section.

                             (E) If 50% of the Purchase Price is not achieved by July 31, 2005, the Escrow Shares not releasable from escrow shall be returned to the Company for cancellation as a contribution to capital and this Agreement shall terminate.

                  3. Adjustments to the Number of Escrow Shares.

                           During the term of this Escrow Agreement, if the Company shall effect any stock split, distribution, recapitalization, subdivision, reclassification or other similar event, the Escrow Shares shall be subject to pro rata adjustment so immediately thereafter the Escrow Shares held in escrow shall be correspondingly increased to reflect an increase in the outstanding Common Stock or decreased to reflect a decrease in the outstanding Common Stock.

                  4. Rights Regarding Escrow Shares.

                  For so long as the Escrow Shares are in Escrow, the Holders shall retain full voting rights and full dividend rights with respect to the Escrow Shares, but shall possess no right to tender or otherwise transfer the Escrow Shares and, if instructions on tender or other transfer thereof are received by the Escrow Agent, as escrow agent or in any other capacity, the Escrow Agent shall promptly notify the Company in writing thereof, but shall not take any other action with respect thereto except as provided in this Escrow Agreement. During the term of this Escrow Agreement, all of the Escrow Shares shall be held in the name of Winsonic and/or the Holders and each certificate shall be appropriately legended.

                  5. Term.

                  This Escrow Agreement shall continue in effect until receipt by the Escrow Agent of written notice of termination signed by the Company and Winsonic directing the disposition of the Escrow Shares, and the disposition thereof by the Escrow Agent pursuant to such direction.

                  6. Obligations of the Escrow Agent.

                  The Escrow Agent shall not have any liability under, or duty to inquire into, the terms and provisions of any agreement, other than this Agreement. The Escrow Agent shall hold the Escrow Shares without compensation as a stakeholder only. The Escrow Agent is not and shall not be deemed to be a trustee for any party for any purpose and is merely acting as a depository with the limited duties herein described. Its duties are ministerial in nature, and the Escrow Agent shall not incur any liability whatsoever so long at it has acted in good faith, except for willful misconduct or gross negligence. The Escrow Agent shall not have any duties or responsibilities hereunder except as expressly set forth herein; shall have no investment responsibility with respect to the Escrow Shares or other property held hereunder; and shall have no responsibility for ascertaining or taking any action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relating to any property held by it hereunder, whether or not the Escrow Agent has or is deemed to have knowledge or notice of such matters, or taking any steps to preserve rights against any parties with respect to any property held by it hereunder.

                  The Escrow Agent may consult with counsel of its choice, including in-house counsel, and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel. The Escrow Agent shall not be bound by any modification,
amendment,  termination,   cancellation,  rescission  or  supersession  of  this
Agreement unless the same shall be in writing and signed by the Company, Winsonic and the Escrow Agent, if its duties as Escrow Agent hereunder are affected thereby, unless it shall have given its prior written consent thereto.

                  In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from the Company or Winsonic which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by the Company and Winsonic or by a final order or judgment of a court of competent jurisdiction. Alternatively, the Escrow Agent may, in its sole discretion, deposit with the Clerk of any court of competent jurisdiction, any and all funds, securities and other property held by it pursuant thereto and thereupon and, shall stand fully relieved and discharged of any further duties hereunder.

                  The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by the Company or Winsonic. The Escrow Agent shall be entitled to rely upon any notice, certificate, affidavit, letter, document, or other communication which is, upon reasonable verification, believed by the Escrow Agent to be genuine and to have been signed or sent by the proper party or parties, and may rely on statements contained therein without further inquiry or investigation. Release by the Escrow Agent of the Escrow Shares shall not constitute a distribution by Escrow Agent, or a legal opinion of Escrow Agent that said release is lawful, or that said release does not violate any Securities laws, or other agreements.

                  The Escrow Agent shall not have any responsibility for the genuineness or validity of any document or other item deposited with it and any liability for action in accordance with any written instructions or certificates given to it hereunder and believed by it to be signed by the proper parties.

                  The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to initiate or defend any legal proceedings or enforcement/investigatory actions of any kind which may be instituted against it in respect of the subject matter of these instructions. If it does elect to act it will do so only if it is indemnified to its satisfaction against the cost and expense of such defense or initiation.

                  The Escrow Agent shall have no obligation to anyone to invest any of the deposited shares. Any cash dividends shall be payable to the Holder. Any stock dividends shall be deposited in escrow hereunder. The Escrow Agent shall not be responsible in any manner whatsoever for any failure or inability of the Holders to deliver shares to the Escrow Agent or otherwise to honor any of the provisions of this Agreement.

                  7. Release of Escrow Agent.

                  The Escrow Agent may at any time resign hereunder by giving written notice of its resignation to the Company and Winsonic at their addresses set forth in this Agreement, at least 30 days prior to the date specified for
such  resignation  to  take  effect,   and  upon  the  effective
date of such resignation, all property then held by the Escrow Agent hereunder shall be delivered by it to such person as may be designated by the Company and Winsonic in writing, whereupon all the Escrow Agent's obligations hereunder shall cease and terminate. If no such person shall have been designated by such date, all obligations of the Escrow Agent hereunder shall nevertheless cease and terminate. The Escrow Agent's sole responsibility thereafter shall be to keep safely all property then held by it and to deliver the same to a person designated by Surge or in accordance with the directions of a final order or judgment of a court of competent jurisdiction.

                  8. Indemnity of Escrow Agent.

                  The parties hereto jointly and severally agree to indemnify, defend and hold the Escrow Agent harmless from and against any and all loss, damage, tax, liability and expense that may be incurred by the Escrow Agent arising out of or in connection with its acceptance of appointment as Escrow Agent hereunder, except as caused by its gross negligence or willful misconduct, including the legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder.

                  9. Construction of the Instruments by Escrow Agent.

                  In accepting the terms hereof, it is agreed and understood between the parties hereto that the Escrow Agent will not be called upon to construe any contract or instrument in connection herewith and shall be required to act in respect of the deposits herein made only as directed herein.

                  10. Notice.

                  Any notice, permitted or required to be given pursuant to this Agreement shall be sufficiently given if sent in writing by registered or certified mail to all other parties at the addresses first above noted or to such other address as a party may designate by notice to the other parties. Notice shall be deemed given when mailed.

                  11. Governing Law; Venue; Consent to Jurisdiction.



                  This Agreement shall be governed by and construed in accordance with the laws of the State of California and any action brought hereunder shall be brought in the courts of the State of California, sitting in Los Angeles County. Each party hereto consents to the jurisdiction of such courts.



                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the day and year first above written.



                                   WINSONIC HOLDINGS LTD.



                                   By: /s/
                                      ---------------------------------------
                                   Name: Winston Johnson
                                   Title:  President



                                   MEDIA AND ENTERTAINMENT.COM, INC.



                                   By: /s/
                                      ---------------------------------------

                                   Name:  Jon Jannotta
                                   Title: Exec V.P.



                                   UBS FINANCIAL SERVICES, INC.




                                   By: /s/
                                      ---------------------------------------
                                   Name:
                                   Title: